Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-190001) pertaining to the Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, and

(2)	Registration Statement (Form S-3 No. 333-192237) of Spirit Realty Capital, Inc.;

of our report dated March 4, 2014, with respect to the consolidated financial statements and schedules of Spirit Realty Capital, Inc. included in this Annual Report (Form 10-K) of Spirit Realty Capital, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 4, 2014